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                                                                    Exhibit 99.1

PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                               PAXAR CORPORATION

                        SPECIAL MEETING OF SHAREHOLDERS


        The undersigned, a holder of Common Stock of PAXAR Corporation, a New York corporation (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus, each dated September 26, 1997, and hereby appoints ARTHUR HERSHAFT and JACK BECKER, and each of them, the proxies of the undersigned, each with full power to appoint their substitutes, and hereby authorizes them to attend, represent and vote for the undersigned, all of the shares of the Company held of record by the undersigned on September 26, 1997 at the Special Meeting of Shareholders of the Company, to be held on October 28, 1997 at 9:00 a.m., at the Offices of the Company at 105 Corporate Park Drive, White Plains, New York 10604, and any adjournment or adjournments thereof, as follows:

                         (TO BE SIGNED ON REVERSE SIDE)


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                                                       Please mark
                                                       your votes as
                                                       indicated in
                                                       the sample.     /X/


1. To approve the issuance of shares of         FOR     AGAINST     ABSTAIN
   PAXAR Common Stock pursuant to an            / /       / /         / /
   Agreement and Plan of Merger, among the
   Company, Ribbon Manufacturing, Inc., and
   International Imaging Materials, Inc.

2. To approve the amendment to the              FOR     AGAINST     ABSTAIN
   Company's 1997 Incentive Stock Option        / /       / /         / /
   Plan (the "1997 Plan") to increase
   the number of shares available for
   issuance under the 1997 Plan to
   5,000,000 shares of Common Stock
   from 1,875,000 shares of Common
   Stock.

3. To act upon a proposal to amend the          FOR     AGAINST     ABSTAIN
   Company's Certificate of                     / /       / /         / /
   Incorporation to increase the number
   of shares of authorized Common Stock
   to 200,000,000.

4. Upon such other matters as may               FOR     AGAINST     ABSTAIN
   properly come before the meeting or          / /       / /         / /
   any adjournments thereof.

The undersigned hereby revokes any other proxy to vote at such Special Meeting and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the notification hereof, said proxies are authorized to vote in accordance with their best judgment.

               THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ADOPTION OF PROPOSALS 1, 2, AND 3, AND AS SAID PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE SPECIAL MEETING. EACH MATTER ABOVE WAS PROPOSED BY THE BOARD OF DIRECTORS.

                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                                  USING THE ENCLOSED ENVELOPE.

Signature(s) of Shareholder(s)                           Date:            , 1997
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The signature(s) hereon should correspond exactly with the name(s) of the
Shareholder(s) appearing on the Stock Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporate name, and give title of signing officer.
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